Apollo Global Management, LLC Fourth Quarter and Full Year 2015 Earnings February 3, 2016 Exhibit 99.2

Apollo 4Q'15 and Full Year Financial Results Highlights

APOLLO

GAAP & Economic Earnings

($ in millions, except per share data)	4Q'15	Per Share	FY'15	Per Share
GAAP Net Income	$6.1	$0.02	$134.5	$0.61
Economic Net Income ("ENI")	$32.9	$0.08	$385.1	$0.96
Management Business ("MB") Economic Income ("EI")	$50.6	$0.13	$313.9	$0.78
Incentive Business ("IB") Economic Income (Loss)	($19.7)	($0.05)	$81.8	$0.20

Distributable Earnings

($ in millions, except per share data)	4Q'15	Per Share	FY'15	Per Share
Distributable Earnings After Taxes and Related Payables	$127.2	$0.31	$613.1	$1.50
Management Business Distributable Earnings	$115.1	$0.28	$427.2	$1.04
Incentive Business Distributable Earnings	$15.5	$0.04	$195.6	$0.48

- Declared 4Q'15 distribution of $0.28 per Class A share (payout ratio of 90%), bringing FY'15 distributions to $1.38 per Class A share (payout ratio of 92%)

Assets Under Management

- Total Assets Under Management ("AUM") of $170.1 billion
- Fee-Generating AUM ("FGAUM") of $138.1 billion
- Carry-Eligible AUM ("CEAUM") of $82.4 billion and Carry-Generating AUM ("CGAUM") of $26.9 billion
- Dry powder of $26.1 billion available for investment

Business Drivers

- *Inflows:* $12.3 billion of capital inflows ($23.7 billion FY'15)
- *Deployment:* $4.1 billion invested ($13.1 billion FY'15)
- *Realizations:* $1.9 billion of capital returned to investors ($8.5 billion FY'15)
- *Performance:* Traditional Private Equity Fund Depreciation -2.0%; (-0.2% FY'15)
  Total Credit Gross Return[(1)] -1.2% (+1.3% FY'15)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 27 to 30.

(1) Represents total credit gross return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total credit net return was (1.4)% for 4Q'15 and 0.3% for FY'15.

1

Economic Earnings Summary

APOLLO

$ in thousands, except per share data	4Q'14	3Q'15	4Q'15	FY'14	FY'15
Management Business					
Management Fees	$220,643	$226,758	$233,149	$901,024	$911,893
Advisory and Transaction Fees from Affiliates, net[1]	67,909	9,276	(20,083)	316,082	14,186
Carried Interest Income from Affiliates	10,620	9,285	9,751	41,199	40,625
Management Business Revenues	**299,172**	**245,319**	**222,817**	**1,258,305**	**966,704**
Salary, Bonus and Benefits	77,661	94,110	84,577	339,846	355,922
Equity-Based Compensation[2]	19,149	14,938	16,772	105,495	62,184
Other Expenses	61,483	54,412	69,016	243,207	230,745
Management Business Expenses	**158,293**	**163,460**	**170,365**	**688,548**	**648,851**
Other Income (Loss)	30,582	(2,579)	(1,875)	29,115	(3,990)
Management Business Economic Income	**$171,461**	**$79,280**	**$50,577**	**$598,872**	**$313,863**
Per Share	*$0.43*	*$0.20*	*$0.13*	*$1.50*	*$0.78*
Management Business EI Excluding Reserve[3]			**$95,577**		**$358,863**
Per Share			*$0.24*		*$0.89*
Incentive Business					
Carried Interest Income (Loss)	($5,088)	($63,856)	($32,175)	$365,322	$56,665
Profit Sharing Expense	11,500	(11,993)	(5,680)	264,908	86,031
Other Income (Loss)[4]	(12,256)	77,777	6,779	55,765	111,160
Incentive Business Economic Income (Loss)	**($28,844)**	**$25,914**	**($19,716)**	**$156,179**	**$81,794**
Per Share	*($0.07)*	*$0.06*	*($0.05)*	*$0.39*	*$0.20*
Economic Income	**$142,617**	**$105,194**	**$30,861**	**$755,051**	**$395,657**
Per Share	*$0.36*	*$0.26*	*$0.08*	*$1.89*	*$0.98*
Taxes	(36,498)	(1,156)	2,027	(185,587)	(10,518)
Economic Net Income	**$106,119**	**$104,038**	**$32,888**	**$569,464**	**$385,139**
Per Share	*$0.26*	*$0.26*	*$0.08*	*$1.42*	*$0.96*
Economic Income Excluding Reserve[3]			**$75,861**		**$440,657**
Per Share Excluding Reserve[3]			*$0.19*		*$1.09*

(1) Includes monitoring fees from Athene Holding Ltd. ("Athene Holding" and together with its subsidiaries, "Athene") of $58.6 million and $226.4 million for 4Q'14 and FY'14, respectively.
(2) Included in FY'14 is $45.6 million in connection with the departure of an executive officer.
(3) Excludes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our third quarter 2015 Form 10-Q principally concerning the acceleration of fees from fund portfolio companies.
(4) Includes gains on direct shares held in Athene of $92.2 million, $16.1 million and $138.8 million for 3Q'15, 4Q'15 and FY'15, respectively.

2

Distributable Earnings Summary

APOLLO

$ in thousands, except per share data

		4Q'14	3Q'15	4Q'15	FY'14	FY'15
Management Business	Management Business Economic Income	$171,461	$79,280	$50,577	$598,872	$313,863
	Less: Non-Cash Revenues[1]	(91,648)	(842)	(842)	(260,513)	(5,311)
	Add Back: Equity-Based Compensation	19,149	14,938	16,772	105,495	62,184
	Add Back: Depreciation, Amortization and Other	2,497	2,606	48,569	10,182	56,476
	Management Business Distributable Earnings	**$101,459**	**$95,982**	**$115,076**	**$454,036**	**$427,212**
	Per Share	*$0.25*	*$0.24*	*$0.28*	*$1.12*	*$1.04*
Incentive Business	Incentive Business Economic Income (Loss)	($28,844)	$25,914	($19,716)	$156,179	$81,794
	Less: Non-Cash Carried Interest Income[2]	—	—	—	—	(29,900)
	Less: Net Unrealized Carried Interest Loss	265,637	99,228	40,489	830,478	250,888
	Less: Unrealized Investment & Other (Income) Loss	32,664	(76,545)	(5,237)	(10,913)	(107,173)
	Incentive Business Distributable Earnings	**$269,457**	**$48,597**	**$15,536**	**$975,744**	**$195,609**
	Per Share	*$0.66*	*$0.12*	*$0.04*	*$2.41*	*$0.48*
	Distributable Earnings	**$370,916**	**$144,579**	**$130,612**	**$1,429,780**	**$622,821**
	Taxes and Related Payables[3]	3,209	(2,027)	(3,425)	(73,565)	(9,715)
	DE After Taxes and Related Payables	**$374,125**	**$142,552**	**$127,187**	**$1,356,215**	**$613,106**
	DE per Share of Common & Equivalent[4]	$0.91	$0.36	$0.31	$3.13	$1.50
	Distribution per Share of Common & Equivalent	**$0.86**	**$0.35**	**$0.28**	**$2.89**	**$1.38**
	Payout Ratio	*95%*	*97%*	*90%*	*92%*	*92%*

(1) 2014 figures include monitoring fees paid by Athene and gains resulting from reductions of the tax receivable agreement liability. 2015 and 2014 figures include AAA management fees.
(2) Represents realized carried interest income settled by receipt of securities.
(3) Represents estimated current corporate, local and non-U.S. taxes as well as amounts payable under Apollo's tax receivable agreement.
(4) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as "common & equivalents").

3

Private Equity

APOLLO

Highlights

- Economic Loss driven by negative unrealized mark-to-market performance within the Incentive Business and the impact of a reserve[5] in the Management Business
- Traditional private equity fund depreciation during the quarter of 2.0%[1] was driven by energy-related investments and public debt held by the funds
- Deployed $1.8 billion across primarily 10 investments during the quarter with an additional $1.7 billion committed but not yet deployed capital[2] at quarter end
- Realization activity driven by a partial sale of Veritable Maritime, a secondary sale of Norwegian Cruise Lines, and a full disposition of Nine Entertainment
- Inflows driven by the subsequent closes of the second natural resources fund
- At quarter end, Fund VI and VII escrow ratios were 95% and 106%, respectively, which were below the required escrow ratio of 115%

Business Drivers

	4Q'15	FY'15
Inflows	$0.8bn	$2.3bn
Deployment	$1.8bn	$5.1bn
Realizations	$1.0bn	$4.7bn
Performance[1]	(2.0)%	(0.2)%

Financial Results Summary

($ in thousands)	4Q'14	3Q'15	4Q'15
MB Revenues	$80,257	$76,612	$50,119
MB Expenses	51,474	51,483	62,698
Other Income (Loss)	11,651	(43)	245
MB Economic Income[5]	**40,434**	**25,086**	**(12,334)**
Carried Interest Income (Loss)	20,561	(65,226)	(45,367)
Profit Sharing Expense	15,654	(26,044)	(14,224)
Other Income (Loss)	(5,376)	7,306	(873)
IB Economic Loss	**(469)**	**(31,876)**	**(32,016)**
Economic Income (Loss)	**$39,965**	**($6,790)**	**($44,350)**

Key Stats

$38 billion AUM



Committed $2bn(2)
Dry Powder $17bn
Invested AUM $16bn
Other $5bn(3)

Traditional PE Funds

Inception-to-date Gross / Net IRR 39% / 25%

Fund VIII

32% Committed or Deployed

PE Portfolio

73% Private / 27% Public

Public Equity Holding	***Fund***	***Shares Held (mm)***
Norwegian (NCLH)[4]	*Fund VI & VII*	*36.1*
EP Energy (EPE)	*Fund VII & ANRP*	*62.6*
Caesars Acquisition (CACQ)[4]	*Fund VI*	*28.0*
Caesars Entertainment (CZR)[4]	*Fund VI*	*26.5*
Welspun Corp (WLCO IN)	*Fund VII & ANRP*	*58.1*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*34.8*
Verso (VRS)[4]	*Fund VI*	*32.3*

(1) Represents traditional private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of December 31, 2015 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $5 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Includes shares held by Athene in associated co-investment vehicles. (5) 4Q'15 includes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our third quarter 2015 Form 10-Q principally concerning the acceleration of fees from fund portfolio companies.

4

Credit

APOLLO

Highlights

- Economic Income driven by Management Business earnings, and complemented by Incentive Business earnings
- Total credit gross and net returns[2] of (1.2)% and (1.4)%, respectively, driven by negative unrealized mark-to-market losses amid a challenging market backdrop
- Inflows primarily driven by Athene's acquisition of Delta Lloyd, MidCap's partial acquisition of Mubadala GE Capital, and the inclusion of a private business development company that Apollo sub-advises
- Strong capital deployment activity in Drawdown funds driven by high yield corporates, hospitality, insurance and energy
- Realization activity driven by Liquid / Performing funds, as well as opportunistic Drawdown funds

Business Drivers

	4Q'15	FY'15
Inflows	**$10.8bn**	**$18.2bn**
Deployment	**$1.6bn**	**$5.5bn**
Realizations	**$529mm**	**$2.2bn**
Performance[1]	**(1.2)%**	**1.3%**

(1) Represents total credit gross return, excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. 4Q'15 and FY'15 net returns for total credit excluding assets managed by AAM not directly invested in Apollo funds or sub-advised by Apollo were (1.4%) and 0.3%, respectively.

Financial Results Summary

($ in thousands)	4Q'14	3Q'15	4Q'15
MB Revenues	$206,987	$155,132	$156,535
MB Expenses	89,840	95,174	91,003
Other Income	18,836	157	744
Non-Controlling Interest	(3,134)	(2,697)	(2,918)
MB Economic Income	**132,849**	**57,418**	**63,358**
Carried Interest Income (Loss)	(33,562)	(2,010)	7,867
Profit Sharing Expense	(7,956)	12,739	7,531
Other Income (Loss)	(7,523)	70,083	7,715
IB Economic Income (Loss)	**(33,129)**	**55,334**	**8,051**
Economic Income	**$99,720**	**$112,752**	**$71,409**

Key Stats

($ in billions) ***$121 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	4Q'15 Gross Return[2]	FY'15 Gross Return[2]
Liquid / Performing	$37	$31	$22	$4	(0.9)%	1.7%
Drawdown[4]	$19	$11	$17	$5	(2.4)%	(1.3)%
Permanent Capital Vehicles ex Athene Non-Sub-Advised[3]	$15	$10	$9	$8	(0.1)%	4.1%
Athene Non-Sub-Advised[3]	$50	$50	—	—		
Total Credit	**$121**	**$102**	**$48**	**$17**	**(1.2)%**	**1.3%**

(2) Gross return represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 4Q'15 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were (1.0)%, (2.7)%, (0.9)%, respectively, and (1.4)% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The FY'15 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 1.3%, (2.8)%, 0.1%, respectively, and 0.3% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. (3) Athene Non-Sub-Advised includes $44.9 billion of Athene Asset Management, L.P. AUM and $5.1 billion of Athene Germany AUM, but excludes $14.6 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. (4) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.3% and 12.5%, respectively, as of December 31, 2015. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs.

5

Real Estate

APOLLO

Highlights

- Increase in Economic Income quarter-over-quarter driven by improved results in both the Management and Incentive Businesses
- Year-over-year Management Business revenue growth primarily driven by strong growth in the commercial real estate debt business
- Inflows for the quarter driven by capital raised for the AGRE Debt Fund, managed account activity, as well as capital raised for Apollo U.S. Real Estate Fund II where 77% of the capital has been invested or committed
- Inflows in 2015 were the highest level for the segment since 2010
- Deployment activity driven by commercial mortgage lending activity, as well as equity investments in office and hotel properties
- Realizations driven by both debt and equity funds

Business Drivers

	4Q'15	FY'15
Inflows	$752mm	$3.2bn
Deployment	$730mm	$2.5bn
Realizations	$357mm	$1.7bn
Performance[(1)]	4.6%	16.3%

Financial Results Summary

($ in thousands)	4Q'14	3Q'15	4Q'15
MB Revenues	$11,928	$13,575	$16,163
MB Expenses	16,979	16,803	16,664
Other Income (Loss)	3,229	4	54
MB Economic Loss	**(1,822)**	**(3,224)**	**(447)**
Carried Interest Income	7,913	3,380	5,325
Profit Sharing Expense	3,802	1,312	1,013
Other Income (Loss)	643	388	(63)
IB Economic Income	**4,754**	**2,456**	**4,249**
Economic Income (Loss)	**$ 2,932**	**$ (768)**	**$ 3,802**

Key Stats

$11 billion AUM



Equity
$3.5bn
Debt
$7.7bn

(1) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 4Q'15 and FY'15 net returns for U.S. Real Estate Fund I were 3.0% and 12.0%, respectively. U.S. Real Estate Fund I inception-to-date gross and net IRRs were 18% and 14%, respectively, as of December 31, 2015.

6

Total AUM & Fee-Generating AUM

APOLLO

4Q'15 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'15	**$38,256**	**$112,781**	**$10,782**	**$161,819**
Inflows	776	10,766	752	12,294
Outflows	(29)	(1,211)	—	(1,240)
Net Flows	747	9,555	752	11,054
Realizations	(988)	(529)	(357)	(1,874)
Market Activity	(513)	(446)	83	(876)
4Q'15	**$37,502**	**$121,361**	**$11,260**	**$170,123**

Total AUM Highlights

Private Equity

Inflows: ANRP II ($400 million) and managed accounts ($300 million including $240 million transfer) *Realizations:* Fund VII ($660 million) and Fund VI ($290 million) driven by Veritable Maritime, Norwegian Cruise Lines, and Nine Entertainment *Market Activity:* 2% depreciation in traditional PE funds

Credit

Inflows: Athene acquisition of Delta Lloyd Deutschland ($5.1 billion); MidCap partial acquisition of Mubadala GE Capital ($1.6 billion); private BDC sub-advised by Apollo ($1.5 billion); net leverage increase ($763 million); and managed accounts ($681 million) *Outflows:* Net segment transfers ($559 million); net decrease of Athene assets ($495 million); and redemptions ($158 million) *Realizations:* Drawdown funds ($287 million) and Liquid / Performing funds ($149 million)

Real Estate

Inflows: Net segment transfers ($252 million); AGRE Debt Fund I ($200 million); and US Real Estate Fund II ($102 million including co-investments) *Realizations:* RE debt ($239 million) and RE equity ($118 million)

4Q'15 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'15	**$29,300**	**$94,666**	**$7,102**	**$131,068**
Inflows	1,027	8,702	689	10,418
Outflows	(9)	(1,305)	(138)	(1,452)
Net Flows	1,018	7,397	551	8,966
Realizations	(1,058)	(305)	(312)	(1,675)
Market Activity	(2)	(236)	(24)	(262)
4Q'15	**$29,258**	**$101,522**	**$7,317**	**$138,097**

Fee-Generating AUM Highlights

Private Equity

Inflows: ANRP II ($391 million) and fee-generating capital deployment ($628 million) *Realizations:* Primarily Fund VI and Fund VII strategic and public disposition activity from 3Q'15 and 4Q'15 (due to semi-annual fee basis reset)

Credit

Inflows: Athene acquisition of Delta Lloyd Deutschland ($5.1 billion); MidCap partial acquisition of Mubadala GE Capital ($1.6 billion); fee-generating capital deployment ($1.3 billion); and managed accounts ($427 million) *Outflows:* Net leverage decrease ($77 million); net decrease of Athene assets ($495 million); net segment transfers ($199 million) and redemptions ($153 million) *Realizations:* Liquid / Performing funds ($139 million) and Drawdown funds ($108 million)

Real Estate

Inflows: ARI fee commencement on prior capital raised ($310 million); Net segment transfers ($199 million); and AGRE Debt Fund I ($91 million) *Realizations:* RE debt ($236 million) and RE equity ($76 million)

FY'15 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'14	**$41,299**	**$108,959**	**$9,538**	**$159,796**
Inflows	2,299	18,201	3,188	23,688
Outflows[2]	(812)	(3,768)	(71)	(4,651)
Net Flows	1,487	14,433	3,117	19,037
Realizations	(4,711)	(2,182)	(1,656)	(8,549)
Market Activity	(573)	151	261	(161)
4Q'15	**$37,502**	**$121,361**	**$11,260**	**$170,123**

FY'15 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'14	**$30,285**	**$92,192**	**$6,237**	**$128,714**
Inflows	2,610	14,702	2,639	19,951
Outflows[2]	(794)	(4,328)	(249)	(5,371)
Net Flows	1,816	10,374	2,390	14,580
Realizations	(2,839)	(1,664)	(1,328)	(5,831)
Market Activity	(4)	620	18	634
4Q'15	**$29,258**	**$101,522**	**$7,317**	**$138,097**

(1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
(2) Included in the FY'15 outflows for Total AUM and FGAUM is $1,202 million and $595 million of redemptions, respectively.

7

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	4Q'14	3Q'15	4Q'15
Private Equity	$36,376	$33,248	$32,782
Credit	39,013	45,819	47,207
Real Estate	2,614	2,401	2,440
Total	**$78,003**	**$81,468**	**$82,429**

Carry-Generating AUM

($ in millions)

Segment	4Q'14	3Q'15	4Q'15
Private Equity	$14,463	$10,302	$9,461
Credit	16,218	17,211	16,923
Real Estate	828	553	516
Total	**$31,509**	**$28,066**	**$26,900**

4Q'15 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$9,461	$16,923	$516	$26,900
+ Uninvested CE AUM	16,528	8,701	1,059	26,288
+ Invested AUM Not Currently Generating Carry	6,793	21,583	865	29,241
Carry-Eligible AUM	**$32,782**	**$47,207**	**$2,440**	**$82,429**

$82 billion

Carry-Eligible AUM



Uninvested Carry-Eligible AUM $26.3bn
Currently Generating Carry $26.9bn
Not Currently Generating Carry $29.2bn

Category / Fund ($ in billions)	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Fund VIII	$5.0	$5.0	10%
Other PE	1.8	1.3	21%
Private Equity	**6.8**	**6.3**	**12%**
Drawdown	5.2	4.0	25%
Liquid / Performing	16.4	1.3	< 250bps
		6.5	250-500bps
		1.2	> 500bps
Permanent Capital Vehicles ex AAM	—	—	NM
Credit	**21.6**	**13.0**	**11%**
Real Estate	**0.9**	**0.7**	**> 500bps**
Total	**$29.3**	**$20.0**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of December 31, 2015.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.
(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

8

Capital Deployment & Dry Powder

APOLLO

- Capital deployed across the platform totaled $4.1 billion for the quarter and $13.1 billion for the year. The pending investment commitments in private equity that have not yet been funded totaled $1.7 billion as of December 31, 2015
- Dry Powder of $26.1 billion at the end of the quarter, including $8.8 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	4Q'15	FY'15
Private Equity	$1,784	$5,144
Credit	1,590	5,531
Real Estate	730	2,458
Total	**$4,104**	**$13,133**

4Q'15 Highlights

Private Equity	*Primarily comprises Verallia (Manufacturing), RegionalCare (Healthcare), Vectra (formerly OM Group, Industrials), select distressed debt investments and follow-on investments for energy related build-outs*
Credit	*Driven by opportunities in developed markets, hospitality, non-performing loan portfolios, European insurance securities, depressed energy credit, and cash flow CLOs*
Real Estate	*Represents commercial mortgage lending activity across several strategies and equity investments in hotel and office properties in the U.S.*

$26 billion Dry Powder

($ in billions)



Real Estate $0.8
$0.8
Private Equity $17.4
PE Other $4.4
Credit $7.9
Drawdown $7.5
Fund VIII $13.0
Liquid / Performing $0.4

9

Shareholder Distribution

APOLLO

- Generated $0.31 of DE per share of common and equivalent during the quarter, driven by Management Business earnings
- Apollo declared a quarterly distribution of $0.28 per Class A share to holders of record as of February 19, 2016, which is payable on February 29, 2016

($ in thousands, except per share data)	4Q'14	3Q'15	4Q'15	FY'14	FY'15
DE After Taxes and Related Payables	**$374,125**	**$142,552**	**$127,187**	**$1,356,215**	**$613,106**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	(1,748)	27	(75)	66,429	12
DE Before Certain Payables[1]	372,377	142,579	127,112	1,422,644	613,118
Percent to Common & Equivalents	45%	47%	47%	45%	47%
DE Before Other Payables Attributable to Common & Equivalents	167,622	68,953	59,908	633,380	290,420
Less: Taxes & Related Payables Attributable to Common & Equivalents	1,748	(27)	75	(66,429)	(12)
DE Attributable to Common & Equivalents	**$169,370**	**$68,926**	**$59,983**	**$566,951**	**$290,408**
***Per Share of Common & Equivalent*[2]**	***$0.91***	***$0.36***	***$0.31***	***$3.13***	***$1.50***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.05)*	*(0.01)*	*(0.03)*	*(0.24)*	*(0.12)*
***Net Distribution per Share of Common & Equivalent*[2]**	***$0.86***	***$0.35***	***$0.28***	***$2.89***	***$1.38***
Payout Ratio	*95%*	*97%*	*90%*	*92%*	*92%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
(2) Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 26 for the share rollforward), (collectively referred to as "common & equivalents").
(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

10

Balance Sheet Highlights S&P and Fitch A / A- rated Undrawn Credit Facility $500 million Summary Balance Sheet (1) Investments and carried interest receivable are presented on an unconsolidated basis. (2) Outstanding balance is presented net of unamortized debt issuance costs of $5.3 million. (3) Represents realized gains from Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. ($ in millions) 4Q'15 Athene/AAA $582 GP Investments / Other Investments(3) 641 Total Investments $1,223 ($ in millions) 4Q'15 Cash $613 Investments(1) 1,223 Carried Interest Receivable(1) 644 Profit Sharing Payable (296) Total Net Value $2,184 Debt(2) ($1,025) Unfunded Future Commitments $566 11 ▪ At December 31, 2015, Apollo had $613 million in total cash, $1.2 billion of investments, and $348 million of net carried interest receivable for a total net value of $2.2 billion, or $5.33 DE per share outstanding ▪ Long-term debt of $1.0 billion, includes $495 million in senior notes due 2024 and $499 million of term loan due 2019 ▪ Apollo has a $500 million revolving credit facility expiring in 2019, which remained undrawn as of December 31, 2015 ▪ Unfunded future general partner commitments totaled $566 million as of December 31, 2015, of which $290 million were commitments to Fund VIII

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of December 31, 2015		For the Three Months Ended December 31, 2015			For the Year Ended December 31, 2015		
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
Private Equity Funds								
Fund VII	$68,733	(1)	($25,124)	$—	($25,124)	($219,449)	$229,679	$10,230
Fund VI	52,561	(1)	(28,059)	3,647	(24,412)	(130,861)	78,812	(52,049)
Fund V	—	(3)	(330)	—	(330)	(13,947)	—	(13,947)
Fund IV	6,196		2,515	—	2,515	560	640	1,200
AAA / Other[2]	246,381	(3)	1,984	—	1,984	49,536	30,691	80,227
Total Private Equity Funds	**$373,871**		**($49,014)**	**$3,647**	**($45,367)**	**($314,161)**	**$339,822**	**$25,661**
Total Private Equity Funds, net of profit share	**254,888**		**(29,848)**	**(1,295)**	**(31,143)**	**(184,903)**	**163,992**	**(20,911)**
Credit Funds								
Drawdown	163,863	(3)	(8,967)	15,620	6,653	(69,127)	70,970	1,843
Liquid / Performing	48,933		(9,019)	5,033	(3,986)	(21,808)	27,557	5,749
Permanent Capital Vehicles ex AAM	28,048		5,200	9,751	14,951	10,401	40,625	51,026
Total Credit Funds	**$240,844**		**($12,786)**	**$30,404**	**$17,618**	**($80,534)**	**$139,152**	**$58,618**
Total Credit Funds, net of profit share	**75,472**		**(12,322)**	**22,409**	**10,087**	**(70,171)**	**94,405**	**24,234**
Real Estate Funds								
CPI Funds	1,379		(292)	414	122	(240)	2,496	2,256
AGRE U.S. Real Estate Fund, L.P.	20,728		3,701	1,731	5,432	7,547	1,981	9,528
Other	7,085		(229)	—	(229)	(153)	1,380	1,227
Total Real Estate Funds	**$29,192**		**$3,180**	**$2,145**	**$5,325**	**$7,154**	**$5,857**	**$13,011**
Total Real Estate Funds, net of profit share	**17,873**		**1,681**	**2,631**	**4,312**	**4,186**	**3,750**	**7,936**
Total	**$643,907**		**($58,620)**	**$36,196**	**($22,424)**	**($387,541)**	**$484,831**	**$97,290**
Total, net of profit share	**$348,233**	(4)	**($40,489)**	**$23,745**	**($16,744)**	**($250,888)**	**$262,147**	**$11,259**

(1) As of December 31, 2015, the remaining investments and escrow cash of Fund VII and Fund VI were valued at 106% and 95% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2015, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. Of these amounts, assuming a hypothetical liquidation on December 31, 2015, $52.6 million of gross carried interest, or $34.7 million net of profit sharing, would be paid to the general partner. As of December 31, 2015, Fund VII had no carried interest held in escrow. With respect to Fund VI, realized carried interest income currently distributed to the general partner is limited to tax distributions per the fund's partnership agreement.

(2) AAA includes $185.5 million of carried interest receivable, or $122.6 million net of profit sharing, from AAA Investments, L.P. ("AAA Investments") which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding. In addition, Other includes certain SIAs.

(3) As of December 31, 2015, Fund V, APC, ANRP, ACLF, COF II, and certain SIAs within the credit segment had $10.8 million, $2.1 million, $3.4 million, $25.6 million, $0.4 million, and $29.7 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, APC, ANRP, ACLF, COF II, and certain SIAs within the credit segment was $71.7 million, $12.3 million, $217.5 million, $64.5 million, $5.1 million, and $191.5 million, respectively, as of December 31, 2015.

(4) There was a corresponding profit sharing payable of $295.7 million as of December 31, 2015, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $79.6 million.

12

Permanent Capital AUM Key Stats (1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages may be terminated under certain circumstances. Refer to page 30 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated. (2) Athene Asset Management / Athene Germany includes $44.9 billion of Athene Asset Management, L.P. AUM, $5.1 billion of Athene Germany AUM and $14.6 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. (3) Amounts are as of September 30, 2015. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.4 billion of AUM related to a private business development company. (4) Amounts are as of September 30, 2015. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. (5) Amounts are as of September 30, 2015. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. Permanent Capital Vehicles ▪ As of December 31, 2015, Apollo had $82.7 billion of AUM across seven Permanent Capital Vehicles(1) ▪ Apollo generated $113.0 million of Management Business revenues from Permanent Capital Vehicles during the quarter, representing 51% of total Management Business revenues and $449.4 million during the full year 2015 ▪ The compound annualized growth rate (“CAGR”) of permanent capital AUM since 2010 is 64%. Apollo will continue to seek to grow its base of permanent capital opportunistically $80 $70 $60 $50 $40 $30 $20 $10 $0 Pe rm an en tC ap ita lA U M ($ in bi lli on s) 50% 40% 30% 20% 10% 0% Pr op or tio n of To ta lA U M 2010 2012 2014 2015 Period Ending $7 $25 $72 $83 10% 22% 45% 49% % of Total AUM ($ in millions, except where noted) 4Q'15 Athene Asset Management / Athene Germany(2) $64,532 Apollo Investment Corp (AINV)(3) 5,699 Apollo Residential Mortgage (AMTG)(4) 3,844 MidCap Financial 5,233 Apollo Commercial Real Estate Finance (ARI)(5) 2,654 Apollo Tactical Income Fund (AIF) 369 Apollo Senior Floating Rate Fund (AFT) 413 Total Permanent Capital AUM $82,744 Management Business Revenues from Permanent Capital Vehicles ($ in thousands) $112,969 % of Total Management Business Revenue 51% 13 Permanent Capital AUM

AUM & Sub-Advised Percentage Sub-Advised AUM by Asset Category Note: On October 2, 2013, Athene Holding closed its acquisition of the U.S. annuity operations of Aviva plc, which added approximately $44 billion of total and Fee-Generating AUM within Apollo’s credit segment. Athene Asset Management ▪ As of December 31, 2015, AAM had $59.5 billion of total AUM in accounts owned by or related to Athene Holding ▪ Of the total AUM, $14.6 billion, or 25%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo, compared to $12.6 billion and 21%, respectively, at December 31, 2014 ▪ During the quarter, $454 million of AAM assets under management moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM over the twelve months ended December 31, 2015 to $3.0 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with AAM’s investment objectives on behalf of Athene $70 $60 $50 $40 $30 $20 $10 $0 A A M A U M ($ in bi lli on s) 35% 30% 25% 20% 15% 10% 5% 0% % Su b- A dv is ed 2010 2012 2014 2015 Period Ending $2 $16 $60 $59 8% 32% 21% 25% Sub-Advised by ApolloAAM AUM ($ in billions) 4Q'15 Private Equity $1.0 Credit $9.9 Liquid / Performing 9.0 Drawdown 0.9 Real Estate $3.7 RE Debt 3.4 RE Equity 0.3 Total $14.6 14

GAAP Statement of Operations

APOLLO

($ in thousands, except per share data)	4Q'14	3Q'15	4Q'15	FY'14	FY'15[1]
Revenues:					
Advisory and transaction fees from affiliates, net	$67,665	$9,276	($20,083)	$315,587	$14,186
Management fees from affiliates	206,933	238,563	236,158	850,441	930,194
Carried interest income (loss) from affiliates	798	(54,571)	(22,424)	394,055	97,290
Total Revenues	275,396	193,268	193,651	1,560,083	1,041,670
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	77,285	93,514	84,507	338,049	354,524
Equity-based compensation	24,644	31,404	23,890	126,320	97,676
Profit sharing expense	17,257	(20,329)	(4,706)	276,190	85,229
Total Compensation and Benefits	119,186	104,589	103,691	740,559	537,429
Interest expense	7,366	7,529	7,617	22,393	30,071
General, administrative and other	24,042	21,645	36,283	97,663	102,255
Professional fees	24,431	17,218	16,206	82,030	68,113
Occupancy	10,190	10,137	9,993	40,427	40,219
Placement fees	1,387	2,617	2,612	15,422	8,414
Depreciation and amortization	11,085	11,176	11,127	45,069	44,474
Total Expenses	197,687	174,911	187,529	1,043,563	830,975
Other Income:					
Net gains (losses) from investment activities	(643)	80,950	14,231	213,243	121,723
Net gains from investment activities of consolidated variable interest entities	30,252	911	11,011	22,564	19,050
Income (loss) from equity method investments	(4,200)	2,021	(3,224)	53,856	14,855
Interest income	2,095	818	829	10,392	3,232
Other income, net	30,810	93	931	60,592	7,673
Total Other Income	58,314	84,793	23,778	360,647	166,533
Income before income tax provision	136,023	103,150	29,900	877,167	377,228
Income tax provision	(50,283)	(6,591)	(5,536)	(147,245)	(26,733)
Net Income	85,740	96,559	24,364	729,922	350,495
Net income attributable to Non-Controlling Interests	(63,558)	(55,508)	(18,273)	(561,693)	(215,998)
Net Income Attributable to Apollo Global Management, LLC	$22,182	$41,051	$6,091	$168,229	$134,497
Distributions Declared per Class A Share	$0.73	$0.42	$0.35	$3.11	$1.96
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.04	$0.20	$0.02	$0.62	$0.61
Net Income Available to Class A Share – Diluted	$0.04	$0.20	$0.02	$0.62	$0.61
Weighted Average Number of Class A Shares Outstanding – Basic	162,107,977	176,169,986	180,370,747	155,349,017	173,271,666
Weighted Average Number of Class A Shares Outstanding – Diluted	162,107,977	176,169,986	180,370,747	155,349,017	173,271,666

(1) *Apollo adopted new GAAP consolidation and collateralized financing entity ("CFE") guidance in 2Q'15 which resulted in the deconsolidation of certain funds as of January 1, 2015 and a measurement alternative of the financial assets and liabilities of the remaining consolidated CLOs. The adoption did not impact net income attributable to Apollo Global Management, LLC in FY'15, but did change various line items within the statement of operations. Such amounts have been recast in FY'15.*

15

Appendix

Summary of Combined Segments

APOLLO

($ in thousands, except per share data and where noted)	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	FY'14	FY'15
Management fees from affiliates	$220,643	$224,713	$227,273	$226,758	$233,149	$901,024	$911,893
Advisory and transaction fees from affiliates, net	67,909	9,543	15,450	9,276	(20,083)	316,082	14,186
Carried interest income from affiliates	10,620	10,774	10,815	9,285	9,751	41,199	40,625
Total Management Business Revenues	**299,172**	**245,030**	**253,538**	**245,319**	**222,817**	**1,258,305**	**966,704**
Salary, bonus and benefits	77,661	87,552	89,683	94,110	84,577	339,846	355,922
Equity-based compensation	19,149	15,831	14,643	14,938	16,772	105,495	62,184
General, administrative and other	23,380	22,805	21,575	21,731	36,401	96,485	102,513
Professional fees	24,008	15,229	19,599	17,294	16,233	80,607	68,354
Occupancy	10,211	10,026	10,191	10,196	10,050	40,511	40,463
Placement fees	1,387	1,264	1,327	2,585	3,763	15,422	8,939
Depreciation and amortization	2,497	2,610	2,691	2,606	2,569	10,182	10,476
Total Non-Compensation Expenses	61,483	51,934	55,383	54,412	69,016	243,207	230,745
Total Management Business Expenses	**158,293**	**155,317**	**159,709**	**163,460**	**170,365**	**688,548**	**648,851**
Other Income	33,716	4,692	1,841	118	1,043	41,803	7,694
Non-Controlling Interest	(3,134)	(2,846)	(3,223)	(2,697)	(2,918)	(12,688)	(11,684)
Management Business Economic Income	**$171,461**	**$91,559**	**$92,447**	**$79,280**	**$50,577**	**$598,872**	**$313,863**
Per Share	*$0.43*	*$0.23*	*$0.23*	*$0.20*	*$0.13*	*$1.50*	*$0.78*
Carried interest income (loss):							
Unrealized losses	(523,452)	(66,905)	(82,930)	(179,086)	(58,620)	(1,347,786)	(387,541)
Realized gains	518,364	124,724	177,807	115,230	26,445	1,713,108	444,206
Total Carried Interest Income (Loss)	**(5,088)**	**57,819**	**94,877**	**(63,856)**	**(32,175)**	**365,322**	**56,665**
Profit sharing expense:							
Unrealized profit sharing expense	(257,815)	(8,757)	(29,907)	(79,858)	(18,131)	(517,308)	(136,653)
Realized profit sharing expense	269,315	49,589	92,779	67,865	12,451	782,216	222,684
Total Profit Sharing Expense	**11,500**	**40,832**	**62,872**	**(11,993)**	**(5,680)**	**264,908**	**86,031**
Net interest expense	(6,623)	(6,692)	(6,824)	(6,187)	(6,830)	(19,098)	(26,533)
Other income (loss), net	(1,665)	(348)	(769)	(305)	907	10,896	483
Net gains from investment activities	113	1,761	24,284	81,244	14,841	9,062	121,132
Income (Loss) from equity method investments	(4,081)	(1,198)	16,390	3,025	(2,139)	54,905	16,078
Other Income (Loss)	**(12,256)**	**(6,477)**	**33,081**	**77,777**	**6,779**	**55,765**	**111,160**
Incentive Business Economic Income (Loss)	**($28,844)**	**$10,510**	**$65,086**	**$25,914**	**($19,716)**	**$156,179**	**$81,794**
Per Share	*($0.07)*	*$0.03*	*$0.16*	*$0.06*	*($0.05)*	*$0.39*	*$0.20*
Economic Income	**$142,617**	**$102,069**	**$157,533**	**$105,194**	**$30,861**	**$755,051**	**$395,657**
Income tax provision	(36,498)	(8,520)	(2,869)	(1,156)	2,027	(185,587)	(10,518)
Economic Net Income	**$106,119**	**$93,549**	**$154,664**	**$104,038**	**$32,888**	**$569,464**	**$385,139**
Per Share	***$0.26***	***$0.23***	***$0.38***	***$0.26***	***$0.08***	***$1.42***	***$0.96***
AUM *($ in millions)*	159,797	162,948	162,498	161,819	170,123	159,797	170,123
Fee-Generating AUM *($ in millions)*	128,714	131,252	128,289	131,068	138,097	128,714	138,097

17

Private Equity

APOLLO

($ in thousands, except per share data and where noted)	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	FY'14	FY'15
Management fees from affiliates	$76,755	$74,597	$74,269	$71,876	$75,094	$315,069	$295,836
Advisory and transaction fees from affiliates, net	3,502	3,841	8,913	4,736	(24,975)	58,241	(7,485)
Total Management Business Revenues	**80,257**	**78,438**	**83,182**	**76,612**	**50,119**	**373,310**	**288,351**
Salary, bonus and benefits	23,915	25,800	27,679	27,183	23,705	96,689	104,367
Equity-based compensation	10,092	9,056	7,437	6,974	7,857	49,526	31,324
Other expenses	17,467	15,185	16,462	17,326	31,136	70,286	80,109
Total Management Business Expenses	**51,474**	**50,041**	**51,578**	**51,483**	**62,698**	**216,501**	**215,800**
Other income (loss)	11,651	1,459	327	(43)	245	12,410	1,988
Management Business Economic Income[(1)]	**$40,434**	**$29,856**	**$31,931**	**$25,086**	**($12,334)**	**$169,219**	**$74,539**
Per Share	*$0.10*	*$0.07*	*$0.08*	*$0.06*	*($0.03)*	*$0.42*	*$0.18*
Carried interest income (loss):							
Unrealized losses	(442,604)	(21,109)	(76,674)	(167,364)	(49,014)	(1,196,093)	(314,161)
Realized gains	463,165	76,035	158,002	102,138	3,647	1,428,076	339,822
Total Carried Interest Income (Loss)	**20,561**	**54,926**	**81,328**	**(65,226)**	**(45,367)**	**231,983**	**25,661**
Profit sharing expense:							
Unrealized profit sharing expense	(234,348)	4,467	(28,023)	(86,536)	(19,166)	(502,947)	(129,258)
Realized profit sharing expense	250,002	24,332	86,064	60,492	4,942	681,320	175,830
Total Profit Sharing Expense	**15,654**	**28,799**	**58,041**	**(26,044)**	**(14,224)**	**178,373**	**46,572**
Net interest expense	(2,524)	(2,549)	(2,465)	(2,425)	(2,439)	(7,883)	(9,878)
Other income, net	18	162	998	—	—	1,617	1,160
Net gains from investment activities	—	—	—	5,904	1,029	—	6,933
Income (Loss) from equity method investments	(2,870)	5,483	9,278	3,827	537	30,418	19,125
Other Income (Loss)	**(5,376)**	**3,096**	**7,811**	**7,306**	**(873)**	**24,152**	**17,340**
Incentive Business Economic Income (Loss)	**($469)**	**$29,223**	**$31,098**	**($31,876)**	**($32,016)**	**$77,762**	**($3,571)**
Per Share	*$—*	*$0.07*	*$0.08*	*($0.08)*	*($0.08)*	*$0.19*	*($0.01)*
Economic Income (Loss)	**$39,965**	**$59,079**	**$63,029**	**($6,790)**	**($44,350)**	**$246,981**	**$70,968**
AUM *($ in millions)*	41,299	40,533	39,264	38,256	37,502	41,299	37,502
Fee-Generating AUM *($ in millions)*	30,285	30,199	28,468	29,300	29,258	30,285	29,258

(1) 4Q'15 and FY'15 includes impact of reserve of $45 million accrued in connection with an ongoing SEC regulatory matter previously disclosed in our third quarter 2015 Form 10-Q principally concerning the acceleration of fees from fund portfolio companies.

18

Credit

APOLLO

($ in thousands, except per share data and where noted)	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	FY'14	FY'15
Management fees from affiliates	$132,863	$139,452	$140,632	$141,706	$143,451	$538,742	$565,241
Advisory and transaction fees from affiliates, net	63,504	5,352	4,420	4,141	3,333	255,186	17,246
Carried interest income from affiliates	10,620	10,774	10,815	9,285	9,751	41,199	40,625
Total Management Business Revenues	**206,987**	**155,578**	**155,867**	**155,132**	**156,535**	**835,127**	**623,112**
Salary, bonus and benefits	43,610	53,679	51,994	56,945	50,861	210,546	213,479
Equity-based compensation	7,746	5,756	6,142	6,896	7,889	47,120	26,683
Other expenses	38,484	32,120	32,061	31,333	32,253	151,252	127,767
Total Management Business Expenses	**89,840**	**91,555**	**90,197**	**95,174**	**91,003**	**408,918**	**367,929**
Other income	18,836	2,804	546	157	744	25,984	4,251
Non-Controlling Interest	(3,134)	(2,846)	(3,223)	(2,697)	(2,918)	(12,688)	(11,684)
Management Business Economic Income	**$132,849**	**$63,981**	**$62,993**	**$57,418**	**$63,358**	**$439,505**	**$247,750**
Per Share	*$0.33*	*$0.16*	*$0.16*	*$0.14*	*$0.16*	*$1.10*	*$0.61*
Carried interest income (loss):							
Unrealized losses	(88,761)	(45,770)	(6,922)	(15,056)	(12,786)	(156,644)	(80,534)
Realized gains	55,199	46,272	18,556	13,046	20,653	281,034	98,527
Total Carried Interest Income (Loss)	**(33,562)**	**502**	**11,634**	**(2,010)**	**7,867**	**124,390**	**17,993**
Profit sharing expense:							
Unrealized profit sharing expense	(27,347)	(13,233)	(2,050)	5,384	(464)	(15,359)	(10,363)
Realized profit sharing expense	19,391	23,450	5,947	7,355	7,995	99,147	44,747
Total Profit Sharing Expense	**(7,956)**	**10,217**	**3,897**	**12,739**	**7,531**	**83,788**	**34,384**
Net interest expense	(3,531)	(3,462)	(3,642)	(3,003)	(3,633)	(9,274)	(13,740)
Other income (loss), net	(1,683)	(510)	(769)	(305)	907	9,279	(677)
Net gains from investment activities	113	1,761	23,286	75,340	13,812	9,062	114,199
Income (Loss) from equity method investments	(2,422)	(6,907)	6,202	(1,949)	(3,371)	18,812	(6,025)
Other Income (Loss)	**(7,523)**	**(9,118)**	**25,077**	**70,083**	**7,715**	**27,879**	**93,757**
Incentive Business Economic Income (Loss)	**($33,129)**	**($18,833)**	**$32,814**	**$55,334**	**$8,051**	**$68,481**	**$77,366**
Per Share	*($0.08)*	*($0.05)*	*$0.08*	*$0.14*	*$0.02*	*$0.17*	*$0.19*
Economic Income	**$99,720**	**$45,148**	**$95,807**	**$112,752**	**$71,409**	**$507,986**	**$325,116**
AUM *($ in millions)*	108,960	112,919	112,680	112,781	121,361	108,960	121,361
Fee-Generating AUM *($ in millions)*	92,192	94,858	92,667	94,666	101,522	92,192	101,522

19

Real Estate

APOLLO

($ in thousands, except where noted)	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	FY'14	FY'15
Management fees from affiliates	$11,025	$10,664	$12,372	$13,176	$14,604	$47,213	$50,816
Advisory and transaction fees from affiliates, net	903	350	2,117	399	1,559	2,655	4,425
Total Management Business Revenues	**11,928**	**11,014**	**14,489**	**13,575**	**16,163**	**49,868**	**55,241**
Salary, bonus and benefits	10,135	8,073	10,010	9,982	10,011	32,611	38,076
Equity-based compensation	1,312	1,019	1,064	1,068	1,026	8,849	4,177
Other expenses	5,532	4,629	6,860	5,753	5,627	21,669	22,869
Total Management Business Expenses	**16,979**	**13,721**	**17,934**	**16,803**	**16,664**	**63,129**	**65,122**
Other income	3,229	429	968	4	54	3,409	1,455
Management Business Economic Loss	**($1,822)**	**($2,278)**	**($2,477)**	**($3,224)**	**($447)**	**($9,852)**	**($8,426)**
Carried interest income:							
Unrealized gains (losses)	7,913	(26)	666	3,334	3,180	4,951	7,154
Realized gains	—	2,417	1,249	46	2,145	3,998	5,857
Total Carried Interest Income	**7,913**	**2,391**	**1,915**	**3,380**	**5,325**	**8,949**	**13,011**
Profit sharing expense:							
Unrealized profit sharing expense	3,880	9	166	1,294	1,499	998	2,968
Realized profit sharing expense	(78)	1,807	768	18	(486)	1,749	2,107
Total Profit Sharing Expense	**3,802**	**1,816**	**934**	**1,312**	**1,013**	**2,747**	**5,075**
Net interest expense	(568)	(681)	(717)	(759)	(758)	(1,941)	(2,915)
Income from equity method investments	1,211	226	910	1,147	695	5,675	2,978
Other Income (Loss)	**643**	**(455)**	**193**	**388**	**(63)**	**3,734**	**63**
Incentive Business Economic Income	**$4,754**	**$120**	**$1,174**	**$2,456**	**$4,249**	**$9,936**	**$7,999**
Economic Income (Loss)	**$2,932**	**($2,158)**	**($1,303)**	**($768)**	**$3,802**	**$84**	**($427)**
AUM *($ in millions)*	9,538	9,496	10,554	10,782	11,260	9,538	11,260
Fee-Generating AUM *($ in millions)*	6,237	6,195	7,154	7,102	7,317	6,237	7,317

20

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	4Q'14	1Q'15	2Q'15	3Q'15	4Q'15	FY'14	FY'15
Distributable Earnings	**$370,916**	**$146,019**	**$201,611**	**$144,579**	**$130,612**	**$1,429,780**	**$622,821**
Net unrealized carried interest loss	(265,637)	(58,148)	(53,023)	(99,228)	(40,489)	(830,478)	(250,888)
Unrealized investment and other income (loss)	(32,664)	(45)	25,436	76,545	5,237	10,913	107,173
Add back: Non-cash revenues	91,648	32,684	843	842	842	260,513	35,211
Less: Equity-based compensation	(19,149)	(15,831)	(14,643)	(14,938)	(16,772)	(105,495)	(62,184)
Less: Depreciation, amortization and other	(2,497)	(2,610)	(2,691)	(2,606)	(48,569)	(10,182)	(56,476)
Economic Income	**$142,617**	**$102,069**	**$157,533**	**$105,194**	**$30,861**	**$755,051**	**$395,657**
Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	8,926	2,560	8,497	161	10,146	157,011	21,364
Transaction related charges and equity-based compensation[1]	(15,520)	(17,616)	(8,865)	(2,205)	(11,107)	(34,895)	(39,793)
Income Before Income Tax Provision	**$136,023**	**$87,013**	**$157,165**	**$103,150**	**$29,900**	**$877,167**	**$377,228**
Income tax provision	(50,283)	(5,514)	(9,092)	(6,591)	(5,536)	(147,245)	(26,733)
Net income attributable to Non-Controlling Interests in the Apollo Operating Group	(54,632)	(48,012)	(83,148)	(55,347)	(8,127)	(404,682)	(194,634)
Net income attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	(8,926)	(2,560)	(8,497)	(161)	(10,146)	(157,011)	(21,364)
Net Income Attributable to Apollo Global Management, LLC	**$22,182**	**$30,927**	**$56,428**	**$41,051**	**$6,091**	**$168,229**	**$134,497**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated affiliates to employees of the Company.

21

Investment Records as of December 31, 2015

APOLLO

Drawdown

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of December 31, 2015 Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund VIII	2013	$18,398	$18,377	$4,858	$151	$4,724	$5,034	$5,185	11 %	(6)%
Fund VII	2008	7,757	14,677	15,809	28,478	3,923	4,500	32,978	35	27
Fund VI	2006	4,092	10,136	12,457	17,946	3,560	3,349	21,295	12	10
Fund V	2001	373	3,742	5,192	12,681	154	114	12,795	61	44
Funds I, II, III, IV & MIA[3]	Various	46	7,320	8,753	17,398	—	31	17,429	39	26
Traditional Private Equity Funds[4]		*$30,666*	*$54,252*	*$47,069*	*$76,654*	*$12,361*	*$13,028*	*$89,682*	*39 %*	*25 %*
AION	2013	751	826	277	89	227	173	262	14 %	(4)%
ANRP	2012	1,193	1,323	917	213	773	738	951	2	(3)
ANRP II[5]	—	1,716	1,731	239	14	226	213	227	NM[2]	NM[2]
Total Private Equity[10]		**$34,326**	**$58,132**	**$48,502**	**$76,970**	**$13,587**	**$14,152**	**$91,122**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,038	$3,426	$3,211	$711	$2,435	$1,876	$2,587	(17)%	(18)%
COF I & II	2008	439	3,068	3,787	7,349	150	154	7,503	23	20
European Principal Finance Funds										
EPF II[6]	2012	3,760	3,412	3,268	1,166	2,101	2,848	4,014	19	9
EPF I[6]	2007	512	1,412	1,855	2,820	25	332	3,152	23	17
Structured Credit Funds										
FCI II	2013	2,201	1,555	1,432	342	1,278	1,439	1,781	23	17
FCI	2012	985	559	1,089	645	768	799	1,444	16	12
SCRF III[13]	2015	1,043	1,238	1,025	189	692	813	1,002	NM[2]	NM[2]
SCRF I & II[13]	Various	11	222	706	871	8	11	882	27	21
Other Drawdown Funds & SIAs[7]	Various	4,297	5,920	5,886	6,068	1,652	1,195	7,263	9	7
Total Credit[11]		**$16,286**	**$20,812**	**$22,259**	**$20,161**	**$9,109**	**$9,467**	**$29,628**		
Real Estate:										
Apollo U.S. Real Estate Fund II[5]	—	$398	$395	$251	$9	$247	$252	$261	NM[2]	NM[2]
AGRE U.S. Real Estate Fund[8]	2012	595	640	614	461	325	411	872	18 %	14 %
AGRE Debt Fund I	2011	915	1,390	1,275	796	686	665	1,461	8	7
CPI Funds[9]	Various	1,183	4,927	2,494	2,483	373	206	2,689	17	13
Total Real Estate[12]		**$3,091**	**$7,352**	**$4,634**	**$3,749**	**$1,631**	**$1,534**	**$5,283**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 23.

22

(1) Refer to the definitions of Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because it believes they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) ANRP II and Apollo U.S. Real Estate Fund II, L.P. were launched prior to December 31, 2015 and have not established their vintage year. (6) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.09 as of December 31, 2015. (7) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.09 as of December 31, 2015. Additionally, certain SIAs totaling $1.4 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $8.3 billion of Total Invested Capital through December 31, 2015. (8) AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund, has $150 million of co-investment commitments raised, which are included in the figures in the table. A co- invest entity within AGRE U.S. Real Estate Fund, L.P. is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.47 as of December 31, 2015. (9) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to December 31, 2015 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (10) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $3.2 billion of aggregate AUM as of December 31, 2015. (11) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.8 billion of aggregate AUM as of December 31, 2015. (12) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.3 billion of aggregate AUM as of December 31, 2015. (13) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. Investment Records – Notes 23

Investment Records as of December 31, 2015 Permanent Capital Vehicles ex AAM / AAA Total Returns(3) ($ in millions) IPO Year(4) Total AUM For the Three Months Ended   12/31/15 For the Year Ended   12/31/15 For the Three Months Ended   12/31/14 For the Year Ended   12/31/14 Credit: MidCap Financial(5) N/A $5,233 NM(6) NM(6) N/A N/A AIF 2013 369 — (4)% NM(6) NM(6) AFT 2011 413 (1)% (2) (1)% (1)% AMTG(7) 2011 3,844 (2) (13) 5 19 AINV(8) 2004 5,699 (1) (20) (7) (4) Real Estate: ARI(9) 2009 2,654 13% 17% 7% 11 % Total $18,212 Liquid / Performing Net Returns ($ in millions) Vintage Year Total AUM For the Three Months Ended   12/31/15 For the Year Ended   12/31/15 For the Three Months Ended   12/31/14 For the Year Ended   12/31/14 Credit: Hedge Funds(1) Various $7,109 (2)% — (1)% 3% CLOs(2) Various 13,437 (1) 2% — 2 SIAs / Other(10) Various 15,797 (1) 1 — 3 Total $36,343 24 Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles excluding AAM/AAA as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of December 31, 2015, unless otherwise noted. Footnotes to the above tables appear on page 25.

(1) Hedge funds includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd., Apollo Credit Short Opportunities Fund and Apollo Value Strategic Fund, L.P. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap Financial is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of September 30, 2015 except for total returns. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. (8) All amounts are as of September 30, 2015 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.4 billion of AUM related to a private business development company sub-advised by Apollo. Net returns exclude performance of the private business development company. (9) All amounts are as of September 30, 2015 except for total returns. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation. (10) SIAs/Other excludes $0.9 billion of AUM related to advisory assets under management. Investment Records – Notes 25

4Q'14 1Q'15 2Q'15 3Q'15 4Q'15 FY'14 FY'15 Total GAAP Weighted Average Outstanding Class A Shares - Basic and Restricted Shares 162,107,977 165,968,620 170,538,381 176,271,703 180,474,991 155,349,017 173,362,651 Non-GAAP Adjustments: AOG Units 222,698,738 222,545,477 221,387,378 218,272,537 216,181,813 225,005,386 219,575,738 RSUs 16,284,481 14,672,264 11,697,803 8,358,613 5,331,288 19,541,458 9,984,862 Non-GAAP Weighted Average Diluted Shares Outstanding 401,091,196 403,186,361 403,623,562 402,902,853 401,988,092 399,895,861 402,923,251 4Q'14 1Q'15 2Q'15 3Q'15 4Q'15 Total GAAP Outstanding Class A Shares - Basic and Restricted Shares 163,046,554 167,912,379 172,188,169 179,008,102 181,078,937 Non-GAAP Adjustments: AOG Units 222,680,477 222,455,477 220,637,976 216,197,356 216,169,856 Vested RSUs 17,354,242 13,755,489 10,968,849 7,640,612 6,294,053 Non-GAAP Diluted Shares Outstanding 403,081,273 404,123,345 403,794,994 402,846,070 403,542,846 Unvested RSUs Eligible for Distribution Equivalents 4,988,367 4,681,555 4,708,862 4,812,386 6,232,175 Distributable Earnings Shares Outstanding 408,069,640 408,804,900 408,503,856 407,658,456 409,775,021 Share Rollforward 26

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income” (previously referred to as Economic Net Income), or “EI”, as well as “Economic Net Income” (previously referred to as ENI After Taxes), or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 27

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage or advise, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 28

Non-GAAP Financial Information & Definitions Cont’d ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. It includes Athene assets managed by AAM that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2015 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2015 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub- advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund.  To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors.  Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. 29

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2015 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” refers to (a) assets that are managed by Athene Asset Management, L.P., (b) assets that are owned by or related to MidCap FinCo Limited and managed by Apollo Capital Management, L.P., (c) assets of publicly traded vehicles managed by Apollo such as AP Alternative Assets, L.P. (“AAA”), Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Residential Mortgage, Inc. (“AMTG”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a private business development company sub-advised by Apollo. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940.  In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangements of ARI and AMTG have one year terms and are reviewed annually by each company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of such company’s independent directors.  The investment management arrangements between MidCap FinCo Limited and Apollo Capital Management, L.P.  and Athene and Athene Asset Management, L.P. may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented.  ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments. 30

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 27, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 31